EXHIBIT 10.22

October 25, 2018

VIA EMAIL

Maguire Properties – 777 Tower, LLC
c/o Brookfield Office Properties
250 Vesey Street, 15th Floor
New York, New York 10281
Attention: Jason Kirschner

RE:
Loan from Metropolitan Life Insurance Company (“Lender”) to Maguire Properties – 777 Tower, LLC, a Delaware limited liability company (“Borrower”)(the “Loan”), evidenced by that certain Amended and Restated Promissory Note dated September 1, 2016, in the original principal amount of $220,000,000 by Borrower in favor of Lender (the “Note”) and all other documents evidencing and securing the Note (collectively, the “Loan Documents”) and that certain Guaranty dated October 15, 2013 by Brookfield DTLA Holdings LLC, a Delaware limited liability company (“Guarantor”) in favor of Lender (the “Guaranty”)

Dear Mr. Kirschner:

Pursuant to the Note, the Loan matures on November 1, 2018 (the “Maturity Date”). Lender has received the request of Borrower to extend the Maturity Date of the Note to November 1, 2019 (the “Extended Maturity Date”). Capitalized terms used but not defined in this Agreement (this “Agreement”) shall have the meaning set forth in that certain Deed of Trust, Security Agreement and Fixture Filing by Borrower for the benefit of Lender dated as of October 15, 2013 and recorded in the official records of Los Angeles County, California as Document Number 20131484960 (the “Deed of Trust”).

Notwithstanding that Borrower has not satisfied the condition to extension of the Maturity Date set forth in Section 1(e)(i) of the Note that Borrower’s debt yield ratio shall be no less than 12% on a forward-looking basis, Lender is willing to waive on a one-time basis such requirement with respect to the extension contemplated by this Agreement only and extend the Maturity Date of the Note to the Extended Maturity Date subject to the following terms and conditions:

1.
Exercise of Extension Option. On or before October 31, 2018, Borrower shall wire to Lender, in accordance with the wiring instructions attached on Exhibit “A”, an extension fee in the amount of $770,000, which fee shall be due and payable and earned upon execution of this Agreement by Borrower (the “Extension Fee”). Upon Lender’s receipt of the Extension Fee and subject to the satisfaction of the other conditions contained in this Agreement, the Maturity Date shall be extended through and including the Extended Maturity Date. The period from the Maturity Date, through the Extended Maturity Date, shall be hereinafter referred to as the “Extension Period”.

2.
Conditions to Extension Period. The extension of the Maturity Date by the Extension Period shall be conditioned upon satisfaction of all of the following: (a) Lender’s receipt of the Extension Fee; (b) there being, as of the beginning of the Extension Period, no Event of Default; (c) Borrower shall pay all of Lender’s out of pocket costs and expenses in connection with the matters contemplated by this Agreement, including without limitation, reasonable attorneys’ fees and costs and, if applicable, premiums for title endorsements (not to exceed $2,500); (d) Borrower shall have (i) entered into a new Interest Rate Cap Agreement on the terms set forth in Exhibit “B” attached hereto and otherwise satisfactory to Lender in its sole discretion and (ii) collaterally assigned such new Interest Rate Cap Agreement to Lender pursuant to an assignment agreement in the form attached hereto as Exhibit “C”; and (e) Borrower shall deliver to Lender endorsements issued by CTIC and FATCO (as each are hereinafter defined) to each of the applicable Existing Title Insurance Policies (as hereinafter defined) insuring Lender’s continued first lien priority notwithstanding the execution of this Agreement, and further insuring that there are no liens, encumbrances, or exceptions to title which are not reflected in the Existing Title Insurance Policies other than as set out in the New Endorsements (as hereinafter defined). Lender shall incur no cost or expense in connection with the matters contemplated by this Agreement.

For purposes of this Agreement, (A) “Existing Title Insurance Policies” means, collectively (i) that certain Loan Policy of Title Insurance issued by Chicago Title Insurance Company (“CTIC”) under Policy No. 23025229 with a date of policy of October 16, 2013 at 8:00 am (the “Original CTIC Policy”), (ii) that certain Loan Policy of Title Insurance issued by First American Title Insurance Company (“FATCO”) under Policy No. 621834 with a date of policy of October 16, 2013 at 8:00 am (the “Original FATCO Policy”, and together with the Original CTIC Policy, the “Original Policies”), (iii) that certain Modified ALTA 11.2 endorsement issued by CTIC with a date of endorsement of September 2, 2016 with respect to the Original CTIC Policy, (iv) that certain Mortgage Modification With Additional Amount of Insurance Endorsement issued by FATCO with a date of endorsement of September 2, 2016 with respect to the Original FATCO Policy; and (v) that certain Co-Insurance Endorsement issued by CTIC and FATCO dated September 2, 2016 with respect to the Original Policies and (B) “New Endorsements” means the proforma endorsements attached hereto as Exhibit “D”.

3.	Representations and Warranties of Borrower. Borrower represents and warrants to Lender as follows:

(a)
Borrower hereby reaffirms, as of the date hereof, the representations and warranties of Borrower contained in Sections 8.01, 8.02, 8.03(c), (e), (f) and (g), 8.04, 8.05 and 10.01(c) of the Deed of Trust; provided, however, such reaffirmation of the representations set forth in Section 8.02 of the Deed of Trust is made to Borrower’s knowledge without inquiry. Borrower hereby further reaffirms (except as previously disclosed to Lender in writing), as of the date hereof, each of the other representations and warranties of Borrower contained in the Loan Documents and the Indemnity Agreement, except that (i) Borrower makes no reaffirmation of the representations set forth in Section 8.03(b) of the

Deed of Trust; (ii) a true and correct reflection of the direct and indirect ownership interests in Borrower as of the date hereof is as set forth on Exhibit “E” attached hereto; and (iii) with respect to the representation of Borrower contained in Section M-2 of the Modification of the Deed of Trust executed as of September 1, 2016 the following changes have occurred:

i.	With respect to the Second Amended and Restated Bylaws of Brookfield DTLA Fund Office Trust Investor Inc., Articles of Revival were filed on February 22, 2018;

ii.	With respect to Brookfield DTLA Fund Properties Holding, Inc., there has been an Amendment No. 1 to By-Law No. 1 dated March 7, 2016; and

iii.	With respect to Brookfield DTLA Fund Office Trust Inc., Articles of Revival were filed February 22, 2018.

(b)	There currently exists no Event of Default, or, to Borrower’s knowledge, any circumstance which with the giving of notice or the lapse of time would constitute an Event of Default;

(c)
The execution and delivery of this Agreement by Borrower does not contravene, result in a breach of or constitute a default under any mortgage, loan agreement, indenture or other contract or agreement to which it is a party or by which it or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and does not violate or contravene any law, order, decree, rule or regulation to which it is subject;

(d)
The execution and delivery of, and performance under this Agreement by Borrower is within its power and authority without the joinder or consent of any other party and has been duly authorized by all requisite action; and

(e)
This Agreement constitutes the legal, valid and binding obligation of Borrower enforceable by Lender in accordance with its terms except to the extent that the enforcement thereof or the availability of equitable remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or by principles of equity, or by the discretion of any court of competent jurisdiction in awarding equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or in law.

4.	Representations and Warranties of Guarantor: Guarantor represents and warrants to Lender as follows:

(a)	All of the representations and warranties of Guarantor contained in the Guaranty remain true and correct as of the date of this Agreement;

(b)
The execution and delivery of this Agreement by Guarantor does not contravene, result in a breach of or constitute a default under any mortgage, loan agreement, indenture or other contract or agreement to which it is a party or by which it or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and does not violate or contravene any law, order, decree, rule or regulation to which it is subject;

(c)
The execution and delivery of, and performance under this Agreement by Guarantor is within its power and authority without the joinder or consent of any other party and has been duly authorized by all requisite action; and

(d)
This Agreement constitutes the legal, valid and binding obligation of Guarantor enforceable by Lender in accordance with its terms except to the extent that the enforcement thereof or the availability of equitable remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or by principles of equity, or by the discretion of any court of competent jurisdiction in awarding equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or in law.

5.
Ratification by Borrower. Borrower hereby (i) ratifies and confirms the terms of each of the Loan Documents and the Indemnity Agreement, as modified by this Agreement, (ii) agrees that each of the Loan Documents and the Indemnity Agreement, as modified by this Agreement, is in full force and effect and enforceable against Borrower in accordance with its terms subject to the limitations set out in Section 3(e) of this Agreement, and (iii) acknowledges that the outstanding principal balance of the Loan as of the date of this Agreement is $220,000,000, which amount is due and payable by Borrower to Lender subject to and in accordance with the terms of this Agreement and the other Loan Documents without any existing and asserted defense or right of offset, nor basis for any unasserted defense or right of offset, whatsoever. This Agreement shall be deemed to be a “Loan Document.”

6.
Reaffirmation of Guaranty. As material consideration for Lender agreeing to the terms and conditions set forth in this Agreement, Guarantor reaffirms its, his or her respective obligations under that certain Guaranty dated October 15, 2013 by Guarantor in favor of Lender (the “Guaranty”), consents to the execution and delivery of this Agreement, and agrees and acknowledges that its, his or her guaranty liability shall not be diminished in any way by the execution and delivery of this Agreement or by the consummation of any of the transactions contemplated herein and that the provisions and covenants of the Guaranty shall extend to and include the provisions of this Agreement as if the same had been originally incorporated into the Loan Documents. Guarantor has no existing and asserted, and no basis for any unasserted, defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the Guaranty or the Indemnity Agreement and this Agreement or the indebtedness under the Loan evidenced and secured thereby, or with respect to any other documents or instruments now or heretofore evidencing, securing, or in any way relating to the indebtedness under the Loan, or with respect to the administration or funding of the indebtedness under the Loan; and Guarantor hereby expressly waives, releases and relinquishes any and all such defenses, setoffs, claims, counterclaims and causes of action, know or unknown, which may exist at this time.

7.
Conforming Modifications. The Loan Documents, the Guaranty and the Indemnity Agreement are hereby modified to provide that all references therein to the Loan Documents, the Guaranty or the Indemnity Agreement shall be deemed to refer to the Loan Documents, the Guaranty and the Indemnity Agreement as amended hereby.

8.	Release

a.
Release of All Claims. Borrower, on behalf of itself, its members, managers, general and limited partners and all constituents thereof, and its affiliates and its and their successors and assigns (collectively, the “Releasing Parties”), hereby releases and forever discharges Lender and all of its subsidiaries, affiliates, divisions, officers, directors, employees, agents, attorneys, advisors, successors and assigns (collectively, the “Released Parties”) from any and all claims, demands, debts, liabilities, damages, contracts, obligations, accounts, torts, causes of action or claims for relief of whatever kind or nature, whether known or unknown, whether suspected or unsuspected, which the Releasing Parties or any of them may have or which may hereafter be asserted or accrue against Released Parties or any of them, resulting from or in any way relating to any act or omission done or committed by Released Parties, or any of them, prior to the date hereof.

b.
Release Includes Unknown Claims. The release contained in Section 8(a) above and in this Section 8(b) apply to all claims which the Releasing Parties or any of them have or which may hereafter arise against the Released Parties or any of them, as a result of acts or omissions occurring before the date hereof, whether or not known or suspected by the parties hereto. Borrower expressly acknowledges that although ordinarily a general release does not extend to claims which the releasing party does not know or suspect to exist in its favor, which if known by it would have materially affected its settlement with the party released, it has carefully considered and taken into account in determining to enter into this Agreement the possible existence of such unknown losses or claims.

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUPSECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Borrower Initials: /s/ JK

c.
Complete Defense. This release by Releasing Parties shall constitute a complete defense to any claim, cause of action, defense, contract, liability, indebtedness or obligation arising or occurring prior to the date hereof and release pursuant to this release. Nothing in this release shall be construed as (or shall be admissible in any legal action or proceeding as) an admission by Lender or any other Released Party that any defense, indebtedness, obligation, liability, claim or cause of action exists which is within the scope of those hereby released.

d.	Survival. This Section 8 shall survive the repayment and performance of all obligations secured by the Deed of Trust, and the reconveyance, foreclosure, or other extinguishment of the Deed of Trust.

9.
Successors and Assigns. Subject to the foregoing, this Agreement is binding upon Borrower and Guarantor and their successors and permitted assigns, and inure to the benefit of and are enforceable by Lender and its successors and assigns.

10.	Time of the Essence. Time shall be of the essence with respect to this Agreement.

11.	Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Agreement.

12.
FURTHER EXTENSIONS; PRESERVATION OF REMEDIES. LENDER IS AGREEING TO ONLY AN EXTENSION OF THE LOAN AS SET FORTH HEREIN AND IN NO EVENT SHALL LENDER HAVE ANY OBLIGATION TO CONSENT TO A FURTHER EXTENSION OF THE MATURITY DATE EXCEPT IN ACCORDANCE WITH SECTION 1(E) OF THE NOTE. BORROWER ACKNOWLEDGES AND AGREES THAT THE EXTENSION OF THE MATURITY DATE TO THE EXTENDED MATURITY DATE CONSTITUTES THE EXERCISE OF ONE OF THE TWO EXTENSION OPTIONS PROVIDED TO BORROWER PURSUANT TO SECTION 1(E) OF THE NOTE. LENDER EXPRESSLY RESERVES ALL OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS, INCLUDING THE RIGHT TO ENFORCE ITS RIGHTS AND REMEDIES SHOULD A DEFAULT OCCUR DUE TO NON-PAYMENT OF THE LOAN IN FULL ON OR BEFORE THE MATURITY DATE AS EXTENDED HEREIN.

13.	Further Assurances. Borrower and Guarantor agree to execute such other documents and perform such other acts as may be reasonably required by Lender to carry out the purposes of this Agreement.

14.
Entire Agreement. This Agreement contains the entire agreement among Borrower, Guarantor and Lender with respect to matters contained herein, and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Borrower or Guarantor has relied. This Agreement shall not be modified except by a writing executed by Borrower, Guarantor and Lender.

15.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

16.
Fees and Costs. Borrower agrees to pay, within 5 days of Lender’s request, Lender’s actual out-of-pocket costs and expenses (including actual out-of-pocket attorneys’ fees) incurred by Lender in connection with the preparation of this Agreement and the matters contemplated by this Agreement regardless of whether all of the conditions to the extension of the Maturity Date to the Extended Maturity Date are satisfied.

17.
No Waivers or Modifications. Except as expressly set forth in this Agreement, nothing in this Agreement shall operate as an amendment, alteration, modification or waiver of any of the provisions of the Note, the other Loan Documents, the Indemnity Agreement or the Guaranty.

Prior to the acceptance of this Agreement by Borrower, Guarantor and Lender, neither this Agreement nor any correspondence, discussions, negotiating sessions or verbal comments will constitute, either by themselves or taken together, an agreement on the part of Lender to be bound by any of the items contained in this Agreement or in any such correspondence, discussions, negotiating sessions or verbal comments. Please review this Agreement and call Victor Garcia (213-576-1862) with any questions. If you agree with the proposed terms, please sign this Agreement in counterpart and return it to Lender by October 25, 2018. In the event either (x) a countersigned original of this Agreement is not received by the close of business on October 25, 2018 or (y) the Extension Fee is not received by the close of business on October 31, 2018, this Agreement shall be null and void except for the provisions set forth in Section 16.

[NO FURTHER TEXT ON THIS PAGE]

ACKNOWLEDGED AND AGREED TO THIS 25 DAY OF OCTOBER, 2018

LENDER:

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By: MetLife Investment Advisors, LLC,
its investment manager

By: /s/ RICHARD BENNER
Name: Richard Benner
Its: Director

[SIGNATURE OF BORROWER AND GUARANTOR ON FOLLOWING PAGE]

[SIGNATURE PAGE TO AGREEMENT AMONG BORROWER, GUARANTOR
AND LENDER DATED OCTOBER 25, 2018]

ACKNOWLEDGED AND AGREED TO THIS 25 DAY OF OCTOBER, 2018

BORROWER:

MAGUIRE PROPERTIES – 777 TOWER, LLC,
a Delaware limited liability company

By: /s/ JASON KIRSCHNER
Name: Jason Kirschner
Title: Senior Vice President, Finance

ACKNOWLEDGED AND AGREED TO THIS 25 DAY OF OCTOBER, 2018

GUARANTOR:

BROOKFIELD DTLA HOLDINGS LLC,
a Delaware limited liability company

By:    Brookfield DTLA GP LLC,
a Delaware limited liability company,
its managing member

By: /s/ DEBORAH R. ROGERS
Name: Deborah R. Rogers
Title: Senior Vice President, Legal Counsel

EXHIBIT “A”

WIRING INSTRUCTIONS

EXHIBIT “B”

INTEREST RATE CAP BID PACKAGE

See attached.

EXHIBIT “C”

FORM OF COLLATERAL ASSIGNMENT OF INTEREST RATE CAP AGREEMENT

See attached.

COLLATERAL ASSIGNMENT OF INTEREST RATE CAP AGREEMENT

DEFINED TERMS

Execution Date: [_____________], 2018

Loan: A first mortgage loan in the principal amount of $220,000,000 from Lender to Borrower.

Borrower :

Maguire Properties – 777 Tower, LLC, a Delaware limited liability company

Borrower’s Address:

Maguire Properties – 777 Tower, LLC
c/o Brookfield Office Properties, Inc.
250 Vesey Street, 15th Floor
New York, New York 10281
Attention: Jason Kirschner
Facsimile: (646) 430-8556

with copies to:

Maguire Properties – 777 Tower, LLC
c/o Brookfield Office Properties, Inc.
250 Vesey Street, 15th Floor
New York, New York 10281
Attention: General Counsel
Facsimile: (212) 417-7195

and:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Sam Richardson, Esq.
Telephone: (617) 570-1878
Facsimile: (617) 801-8789

Lender & Address:

Metropolitan Life Insurance Company, a New York corporation
One MetLife Way
Whippany, NJ 07981-1449
Attention: Senior Vice President, Real Estate Investments
Re: 777 South Figueroa

and

Metropolitan Life Insurance Company
333 South Hope Street, Suite 3650
Los Angeles, California 90071
Attention: Director/Officer in Charge
Re: 777 South Figueroa

and

Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Associate General Counsel
Re: 777 South Figueroa

Note: Amended and Restated Promissory Note dated as of September 1, 2016 in the original principal amount of the Loan executed by Borrower in favor of Lender, as the same may be amended, consolidated, split, severed, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time.

Deed of Trust: A Deed of Trust, Security Agreement and Fixture Filing dated as of October 15, 2013 executed by Borrower, as trustor, to Fidelity National Title Insurance Company, as trustee for the benefit of Lender, as beneficiary, securing repayment of the Note recorded in the records of the County in which the Property is located, as the same may be amended concurrently herewith and further amended, consolidated, split, severed, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time.

Loan Documents: The Note, the Deed of Trust, and any other documents related to the Note and/or the Deed of Trust, and all renewals, amendments, modifications, restatements and extensions of these documents, including any of the foregoing entered into concurrently herewith. Notwithstanding the foregoing, neither the Indemnity Agreement nor the Guaranty are Loan Documents, and in accordance with their terms, each shall survive repayment of the Loan or other termination of the Loan Documents.

Indemnity Agreement: Unsecured Indemnity Agreement dated as of October 15, 2013 and executed by Borrower in favor of Lender, as the same may be amended concurrently herewith and further amended, restated, replaced, supplemented or otherwise modified from time to time.

Guaranty: Guaranty dated as of October 15, 2013 and executed by the Liable Party (as defined in the Deed of Trust) in favor of Lender, as the same may be amended concurrently herewith and further amended, restated, replaced, supplemented or otherwise modified from time.

THIS COLLATERAL ASSIGNMENT OF INTEREST RATE CAP AGREEMENT (this “Agreement”) is entered into as of the Execution Date by Borrower and Lender, with reference to the following facts:

A.Borrower has requested that the maturity date of the Note be extended to November 1, 2019. Payment of the Note is secured by the Deed of Trust. The Deed of Trust encumbers certain real and other property more particularly described therein and referred to in the Deed of Trust and in this Agreement as the “Property.”

B.As a condition to Lender agreeing to such extension of the maturity date of the Note, Lender requires Borrower to enter into this Agreement. Borrower acknowledges and understands that this Agreement is a material inducement for Lender’s agreement to extend the maturity date of the Note. Capitalized terms that are not defined in this Agreement shall have the meanings set forth in the Deed of Trust.

NOW THEREFORE, in consideration of the premises and for other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Assignment of Interest Rate Cap Agreement.

(a)For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Borrower, Borrower hereby assigns, grants, delivers and transfers to Lender, as collateral, all of its interest, whether now owned or hereafter acquired, now existing or hereafter arising, wherever located, in, to and under that certain [ISDA Master Agreement or long form confirmation agreement dated as of the Execution Date], between Borrower and [_________________] (the “Counterparty”), as it may be amended from time to time (such agreement hereafter referred to as the “Interest Rate Cap Agreement”, as further defined below), a copy of which is attached hereto as Exhibit A, including, but not limited to, any and all rights that Borrower may now or hereafter have to any and all payments, disbursements, distributions or proceeds (the “Payments”) owing, payable or required to be delivered to Borrower on account of the Interest Rate Cap Agreement, whether as contractual obligations, damages or otherwise, and all of Borrower’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies under or arising out of the Interest Rate Cap Agreement, in each case including all accessions and additions to, substitutions for and replacements, products, and proceeds of any or all of the foregoing (collectively, the “Rate Cap Collateral”); provided, upon repayment in full of the Loan, such assignment shall be released and this Agreement shall automatically terminate and shall be of no further force and effect, after which and following written request from Borrower, Lender will execute and deliver written confirmation of such termination in form reasonably acceptable to Lender (provided that no such written confirmation shall be necessary to effectuate such termination). In the event that for any reason the Interest Rate Cap Agreement ever expires, or is terminated, rescinded or revoked and, as a result thereof, a termination fee or such similar payment is owing to Borrower by Counterparty, such sum is and shall be considered a Payment and a part of the Rate Cap Collateral and shall be held and disbursed in accordance with the terms hereof. Borrower hereby grants to Lender a security interest in and to the Rate Cap Collateral, to have and to hold the same, unto Lender, its successors and assigns provided, that, upon repayment in full of the Loan, such security interest shall be automatically released and this Agreement shall automatically terminate as provided for above. This Agreement constitutes additional security for the obligations of Borrower secured by the Deed of Trust and secured or evidenced by the other Loan Documents.

2.Default.

(a)If Borrower shall fail to timely and fully perform any of its obligations under this Agreement following the expiration of any applicable notice and cure periods, if any, as may be set forth in this Agreement, then any such failure shall constitute a default under this Agreement (“Event of Default”) and also shall constitute an “Event of Default” under and as defined in the Deed of Trust, and the occurrence of an “Event of Default” under and as defined in the Deed of Trust or any of the other Loan Documents shall constitute an Event of Default under this Agreement. If no period of grace, notice, and/or cure is set forth herein with respect to any obligation of Borrower, then (with the specific exception of Borrower’s obligations to keep an Interest Rate Cap Agreement with the required terms and provisions in effect at all times) Borrower shall have a period equal to ten (10) days after written notice from Lender within which to cure any default hereunder.

(b)Future Payments. Lender hereby instructs the Counterparty to immediately deposit all future Payments and other Rate Cap Collateral directly into an account with Wells Fargo Bank, San Francisco, CA, ABA # 121000248, Account # 4128396017 MetLife Investment Advisors LLC as agent for payment clearing account REI, RE: MetLife loan 960702559 interest rate cap payment (collectively, the “Lender Account”) or such other account designated by Lender in writing hereunder. Lender shall apply the proceeds thereof as provided in the Note and/or otherwise during the continuance of an Event of Default exercise all of its rights and remedies under the Uniform Commercial Code adopted in the State of California. No delay or omission of Lender in exercising any such right shall impair any such right, or shall be construed as a waiver of or acquiescence in any event giving rise to such right.

3.Notification to Counterparty.

(a)Borrower and Lender hereby notify Counterparty of this Agreement and the assignment made hereby and the security interests granted to Lender hereunder. Borrower and Lender hereby instruct Counterparty to deposit directly into the Lender Account all payments to be made under or pursuant to the terms of the Interest Rate Cap Agreement, without set-off, defense or counterclaim until such time as this Agreement terminates in accordance with its terms or is otherwise canceled (at which time the Counterparty shall deliver such Payments to or as directed by Borrower). The Counterparty shall be entitled to conclusively rely (without any independent investigation) on any notice or instruction from Lender in respect of this Agreement, including and without limitation, in the event of any inconsistency between any notice or instructions from Lender and any notice or instructions from Borrower. The Counterparty shall be held harmless and shall be fully indemnified by Borrower from and against any and all claims, other than those ultimately determined to be proximately caused by the gross negligence or willful misconduct of the Counterparty or Lender, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorneys’ fees and disbursements) actually incurred by the Counterparty as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by the Counterparty in reliance upon any such instructions or notice provided by Lender.

(b)During the continuance of an Event of Default, after written request by Lender in connection with Lender’s exercise of its remedies, Borrower agrees to execute a novation to the Rate Cap Confirmation replacing the Borrower with the Lender under the Interest Rate Cap Agreement and the Counterparty consents to such novation.

(c)Upon execution of the novation referenced above, the Rate Cap Confirmation shall constitute a Confirmation under the then-existing ISDA Master Agreement or long form confirmation between Lender and Counterparty, as applicable.

4.Certain Covenants of Borrower. Borrower agrees that until such time as this Agreement is terminated pursuant to the terms hereof, Borrower will comply with all terms of the Interest Rate Cap Agreement, and will deliver to Lender a copy of any notice received from Counterparty thereunder. Borrower further agrees that until such time as this Agreement is terminated pursuant to the terms hereof, Borrower will not, without first obtaining the written consent of Lender (which may be withheld in Lender’s sole discretion), (a) convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant an option or options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration) the Interest Rate Cap Agreement or the Rate Cap Collateral, (b) amend, modify, cancel or terminate the Interest Rate Cap Agreement prior to its stated maturity date, except for a cancellation or termination incident to Borrower obtaining a renewal or replacement interest rate cap agreement meeting the requirements of the Note with respect thereto, (c) waive or release any obligation of the Counterparty under the Interest Rate Cap Agreement, (d) consent or agree to any act or omission to act on the part of the Counterparty which, without such consent or agreement, would constitute a default under the Interest Rate Cap Agreement, (e) fail to exercise promptly and diligently any right which it may have under the Interest Rate Cap Agreement, or (f) take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement or any defense by the Counterparty to payment.

5.Representations of Borrower. Borrower represents and warrants that: (a) it has the full power, right and authority to assign its interest in the Rate Cap Collateral, and that (provided Counterparty executes the Consent attached hereto) all consents and approvals required to be obtained by Borrower, if any, for the consummation of the transactions contemplated by this Agreement have been obtained, (b) Borrower owns the Rate Cap Collateral free and clear of all liens and claims of others and Borrower has not transferred, assigned, granted a security interest in or otherwise encumbered its interest in the Rate Cap Collateral, except in favor of Lender, (c) no security agreement, financing statement or other document is on file or of record in any public office with respect to the Borrower’s rights in the Rate Cap Collateral, other than in favor of Lender, (d) the obligation of the Counterparty under the Interest Rate Cap Agreement to make Payments is not subject to any existing defense or counterclaim, and (e) upon the filing of a UCC Financing Statement naming Borrower as debtor and Lender as secured party in the Office of the Delaware Secretary of State, Lender will have a first priority perfected lien on the Rate Cap Collateral.

6.No Assumption of Obligations. This Agreement does not include the delegation to Lender of any of Borrower’s duties, responsibilities or obligations under the Interest Rate Cap Agreement, Borrower remaining liable to perform all duties, responsibilities and obligations to be performed by Borrower thereunder. Lender shall not have any obligation or liability under the Interest Rate Cap Agreement or by reason of or arising out of this Agreement or the receipt by Lender of any Payment. Borrower agrees to protect, indemnify, defend and hold Lender harmless from and against any and all claims, actions, liabilities, judgments, losses, actual damages, actual out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) arising out of or relating to this Agreement except those resulting from the fraud, gross negligence, illegal acts or willful misconduct of Lender, its officers, agents, directors, employees or contractors. The indemnity set forth in this section shall survive the payment in full of the Loan and the termination of this Agreement. The powers conferred on Lender hereunder are solely to protect Lender’s interests in the Rate Cap Collateral and shall not impose any duty upon Lender to exercise any such powers.

7.Costs and Expenses. Borrower shall be responsible for, and hereby agrees to pay, all out-of-pocket costs and expenses (including without limitation reasonable attorneys fees, if any) actually incurred by Lender in connection with the execution, administration or enforcement of this Agreement. All such costs and expenses, if not paid by Borrower within ten (10) days after request therefor, may be paid by Lender from any cash collateral held by Lender under any of the Loan Documents at any time without the consent of Borrower.

8.Termination. The assignment contained herein and this Agreement shall terminate automatically upon the indefeasible payment in full of all amounts owing under the Note, and the other Loan Documents.

9.Notices. All notices, consents, approvals, elections and other communications (collectively “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or reputable overnight courier service to the parties at the addresses set forth in the Defined Terms, or in the case of Counterparty, at the address set forth below its signature (or at such other addresses as shall be given in writing by any party to the others pursuant to this Section) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such Express Mail or courier service.

10.Rights and Remedies. The rights and remedies granted Lender under this Agreement are supplemental to, and not in limitation of, the rights and remedies of Lender under applicable law, and all such rights and remedies are not exclusive of one another, but rather are cumulative and may be pursued simultaneously. This Agreement is not intended to modify or amend any of the obligations of Borrower or the rights or remedies of Lender under any of the other Loan Documents.

11.Further Assurances. Borrower shall at its sole cost and expense do, execute, acknowledge and deliver all further acts, assurances, authorizations, documents or instruments as Lender may reasonably request in order to effect further or confirm the purposes of this Agreement, so long as the same does not increase Borrower’s obligations or decrease Borrower’s rights under any of the Loan Documents or the Indemnity Agreement.

12.Assignment.

(a)It is the intention of the parties hereto that this Agreement is made for the benefit of Lender and its successors and assigns as the holder of the Note and the other Loan Documents, who shall have the sole right to enforce the provisions hereof and/or deal with any collateral deposited under this Agreement. Except for transfers of interests in Borrower or in the Property as expressly permitted under, and subject to the conditions of the Loan Documents, Borrower shall have no right to assign its rights and/or obligations under this Agreement and any such attempted assignment shall be null and void and shall constitute an Event of Default.

(b)In the event of the sale or transfer of Lender’s interest in the Loan, Lender shall have the right to assign this Agreement, and Borrower agrees to reasonably cooperate with Lender in connection therewith (including the execution of any required documents long as the same do not increase Borrower’s obligations or decrease Borrower’s rights under any of the Loan Documents or the Indemnity Agreement). The rights and obligations of Borrower and Lender pertaining to the costs of such sale or transfer are governed by Section 12.01 of the Deed of Trust. Provided that any purchaser of the Loan shall assume Lender’s obligations under the Loan Documents (including but not limited to this Agreement), Lender shall have no further obligations hereunder except as a result of any breach of this Agreement by Lender occurring prior to the date of transfer of Lender’s interest in the Loan. Any duties or actions of Lender hereunder may be performed by Lender or its agent(s), including without limitation, any servicer of the Loan. [IF COUNTERPARTY IS US BANK NATIONAL ASSOCIATION: Notwithstanding the foregoing, Counterparty shall not be required to make any payment which as a result of any assignment or transfer of this Agreement by Lender (i) is prohibited by law or (ii) would subject Counterparty to any withholding requirement or other tax that Counterparty would not have been subject to but for such assignment or transfer. Nothing in the foregoing sentence shall constitute a waiver or modification of any of Borrower’s obligations under the Note, any of the other Loan Documents or the Indemnity Agreement.]

13.Severability. If for any reason any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.No Third-Party Beneficiaries. It is the intention of the parties hereto that this Agreement is made for the benefit of Lender, who shall have the sole right to enforce the provisions hereof. In no event shall Lender be construed to be Borrower’s agent, and in no event is Lender assuming the responsibility of Borrower for proper payments to others. It is intended that no party shall be a third-party beneficiary hereunder and that no provision hereof shall operate or inure to the use and benefit of such third party.

15.Attorneys’ Fees. In the event that any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, including without limitation, in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation.

16.Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of California (without regard to conflict of law principles).

17.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Interest Rate Cap Agreement as of the Execution Date.

BORROWER:

MAGUIRE PROPERTIES – 777 TOWER, LLC,
a Delaware limited liability company

By: _____________________
Name: ________________
Title: _________________

[SIGNATURES CONTINUE ON NEXT PAGE]

Signature Page

LENDER:

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By: MetLife Investment Advisors, LLC,
its investment manager

By: ____________________
Name: __________________
Its: _____________________

Signature Page

CONSENT

The undersigned Counterparty hereby consents to the assignment contained in the foregoing Agreement and agrees that it will deposit directly into an account designated by Lender or as Lender may direct, any Payments that become payable under or pursuant to the Interest Rate Cap Agreement to or on behalf of Borrower until such time as this Agreement is terminated or otherwise canceled. The undersigned further agrees that all such Payments to Lender shall be made without setoff, defense, or counterclaim and that during the continuance of an Event of Default, after written request by Lender in connection with Lender’s exercise of its remedies, Borrower agrees to execute a novation to the Rate Cap Confirmation replacing the Borrower with the Lender under the Interest Rate Cap Agreement and the Counterparty consents to such novation. Upon execution of the novation referenced in Subsection 3(b) of the Agreement, the Rate Cap Confirmation shall constitute a Confirmation under the then-existing ISDA Master Agreement or long form confirmation between Lender and Counterparty, as applicable.

The undersigned agrees not to amend, modify, cancel or terminate the Interest Rate Cap Agreement prior to its stated maturity date without the prior written consent of Lender.

COUNTERPARTY:

[______________________]

By: ______________________________
Name:
Title:
By: ______________________________

Name:
Title:

Address:
[________________]
[________________]
[________________]

Consent

EXHIBIT A

INTEREST RATE CAP AGREEMENT

See attached.

EXHIBIT “D”

NEW ENDORSEMENTS

See attached.

EXHIBIT “E”

CURRENT ORGANIZATIONAL STRUCTURE

See attached.